Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-201769, No. 333-215366, No. 333-229226 and No. 333-255177 on Form S-8 and Registration Statement No. 333-266950 on Form F-3 of our reports dated April 26, 2024, relating to the financial statements of Hello Group Inc. and the effectiveness of Hello Group Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, the People’s Republic of China
April 26, 2024